Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              FNB Bancshares, Inc.
            -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1)  Title of each class of securities to which transaction applies:


         (2)  Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:


         (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:


         (2)  Form, Schedule or Registration Statement No.:


         (3)  Filing Party:


         (4)  Date Filed:

                              FNB Bancshares, Inc.
                            217 North Granard Street
                          Gaffney, South Carolina 29341


                    Notice of Annual Meeting of Shareholders



Dear Fellow Shareholder:

         We cordially invite you to attend the 2002 Annual Meeting of Shareholders of FNB Bancshares, Inc., the holding company for First National Bank of the Carolinas. At the meeting, we will report on our performance in 2001 and answer your questions. We are excited about our accomplishments in 2001 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on Tuesday, April 23, 2002 at 5:30 p.m. at our offices at 217 North Granard Street, Gaffney, South Carolina for the following purposes:

         1.   To elect two members to the board of directors; and

         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 5, 2002 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                          By order of the board of directors,


                                          /s/ V. Stephen Moss

                                          V. Stephen Moss
                                          President and Chief Executive Officer

March 25, 2002
Gaffney, South Carolina

                              FNB Bancshares, Inc.
                            217 North Granard Street
                          Gaffney, South Carolina 29341


                      Proxy Statement For Annual Meeting of
                    Shareholders to be Held on April 23, 2002


         Our board of directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

         The board set March 5, 2002 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 616,338 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint V. Stephen Moss and Kimberly Barrs as your representatives at the meeting. Mr. Moss and Ms. Barrs will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Moss and Ms. Barrs will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Moss and Ms. Barrs will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 25, 2002.


                      Proposal No. 1: Election of Directors

         The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2003 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2004 Annual Shareholders Meeting. Our directors and their classes are:

           Class I                     Class II                    Class III

      Barry L. Hamrick            Richard D. Gardner          Haskell D. Mallory
  Harold D. Pennington, Jr.    Harold D. Pennington, Sr.         Bill H. Mason
                                   Heyward W. Porter            V. Stephen Moss

         Shareholders will elect two nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2005 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected.

         The board of directors recommends that you elect Barry L. Hamrick and Harold D. Pennington, Jr. as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Moss and Ms. Barrs will vote your proxy to elect Mr. Hamrick and Mr. Pennington, Jr. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Moss and Ms. Barrs will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, First National Bank of the Carolinas:

         Barry L. Hamrick, 56, who is a Class I director, is a resident of Cherokee County and has served as president of Hamrick's, Inc., a family owned business comprised of garment manufacturing and retail clothing stores since 1968. He is a member of the Cherokee County Community Foundation Board and is a former member of the Limestone College Board of Trustees and the NationsBank Advisory Board.

         Harold D. Pennington, Jr., 34, who is a Class I director, is a native of Blacksburg, South Carolina. He graduated with honors from Clemson University in 1989 with a Bachelor of Science degree in Mechanical Engineering. An entrepreneur since 1990, he is vice president and co-owner of Weavetec, Inc., and the president and co-owner of Cherokee Building Supply, Inc. He is the son of Harold D. Pennington, Sr.

         Set forth below is information about each our other directors and each of our executive officers. Each director is also an organizer and a director of the First National Bank of the Carolinas.

         Kimberly D. Barrs, 28, who is our bank's chief financial officer since January 2002, is a native of South Carolina. She is a graduate of Bob Jones University with a Bachelors of Science degree in Accounting. Before she joined us, Ms. Barrs was employed with KPMG LLP in Greenville, South Carolina from 1994 to January, 2002 as a senior assurance manager where she worked extensively with community banks in the Carolinas.

         Dr. Richard D. Gardner, 51, who is a Class II director, is a native of Tennessee and practices orthopedic surgery with the Carolina Sports Medicine and Orthopedic Clinic in Gaffney where he has served since 1992. A retired Army Colonel, Dr. Gardner is a Rotarian and member of the Gaffney Chamber of Commerce. He is the immediate past chair for the South Carolina Medical Association's Medical Aspects of Sports Committee.

         Thomas W. Hale, 55, who is the bank's chief credit officer, has over 25 years experience in banking. He is a graduate of the University of Florida where he received a Bachelor of Science in Business Administration in 1969. He is also a 1991 graduate of American Banker's Association Stonier Graduate School of Banking and Bank Management Institute, Advanced Commercial Lending Course at the University of Buffalo. Mr. Hale began his banking career at Florida Federal Savings Bank, working in numerous staff and line positions, reaching the title of area vice president. He then held the position of vice president/senior lending officer for First National Bank of Clearwater, Florida from 1987 to 1991. From 1992 to 1996, he was vice president/relationship manager with Key Bank of New York. He is former chairman of the Better Business Bureau, has been a Rotarian, and has held various officer positions with numerous civic and community organizations. He has taught "Analyzing Financial Statements" for the American Banker's Association.

         Haskell D. Mallory, 58, who is a Class III director, is a native of Spartanburg, South Carolina and has been in the manufacturing business since 1974. In 1987, Mr. Mallory became co-owner of Weavetec, Inc., a manufacturer of woven textiles for home and industry. He is also co-owner of Carolina Machinery Sales, Inc. Mr. Mallory served six years in the U.S. Army as a chief warrant officer and helicopter pilot.

         Bill H. Mason, 58, who is a Class III director, is a native of Tennessee. Mr. Mason founded Bill Mason Enterprises, which owns and operates a group of McDonald's Restaurants in Cherokee, Union, and Spartanburg Counties, South Carolina, in 1989. Prior to starting his own business, Mr. Mason worked 27 years for American Telephone and Telegraph Company.

         V. Stephen Moss, 51, who is a Class III director and the president and chief executive officer of our company and our bank, is a native of Cherokee County. Mr. Moss began his banking career with Southern Bank & Trust, the predecessor to First Union National Bank, in 1972. Before joining us in 1995, Mr. Moss served as First Union National Bank's Cherokee County executive officer and senior lender over the upstate community banking area. He graduated from Clemson University with a Bachelor's degree in Political Science, as well as from the South Carolina Bankers School and the School of Banking of the South at Louisiana State University. He has also completed the First Union National Bank Commercial Lending School and the First Union Consumer Academy. He has taught the course "Money & Banking" at Limestone College.

         Harold D. Pennington, Sr., 59, who is a Class II director, is a native of Blacksburg, South Carolina. He graduated from Clemson University in 1965 with a Bachelor of Science degree in Textile Management. A business owner since 1987, he is president and co-owner of Weavetec, Inc., vice president and co-owner of Carolina Machinery Sales, Inc., and co-owner of Cherokee Building Supply, Inc. He was a member of the Blacksburg Housing Authority Board for approximately five years, and served in the South Carolina Guard for six years. He is the father of Harold D. Pennington, Jr.

         Heyward W. Porter, 76, who is a Class II director, was born and raised in Blacksburg, South Carolina. Mr. Porter founded Porter's Electric Motor Service in 1948 and currently serves as its president. He served as an advisory board member of Bank of Gaffney and SCN Bank (now Wachovia) for 14 years and served as mayor of Blacksburg, South Carolina from 1964 to 1966. He formerly served as an advisory board member for both the Salvation Army and Boys Club of Cherokee County. He is a former member of the Cherokee Sertoma Club and is a Shriner.

                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation earned by our chief executive officer and president for the years ended December 31, 1999 through 2001. None of our other executive officers earned total annual compensation, including salary and bonus, in excess of $100,000 in 2001.


                           Summary Compensation Table

                                                                                                Long Term
                                                                                              Compensation
                                                          Annual Compensation (1)                 Awards
                                                     -------------------------------------     ------------
                                                                          Other Annual      Number of Securities
Name and Principal Position             Year      Salary       Bonus      Compensation       Underlying Options
---------------------------             ----      ------       -----      ------------     ---------------------
V. Stephen Moss                         2001    $101,750      $20,794        $ 7,784                  --
    Chairman and Chief                  2000    $ 97,790      $23,855        $11,265                  --
    Executive Officer                   1999    $ 93,795      $13,730        $ 7,713                1,666

(1) Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.


Employment Agreements

         V. Stephen Moss. We have entered into an employment agreement with Steve Moss pursuant to which Mr. Moss serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank. Under the employment agreement, Mr. Moss's salary increased from $96,750 to $101,750 in October 2000, plus his yearly medical insurance premium. Mr. Moss did not receive a salary increase in 2001. Mr. Moss is also eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. In addition, on each anniversary of the opening date of the bank, Mr. Moss will be eligible to receive a cash bonus equal to 5% of the net pre-tax income of our bank (determined in accordance with generally accepted accounting principles) if the bank achieves certain performance levels established by the board of directors from time to time. Mr. Moss has also been granted an option to purchase 30,567 shares of common stock under the employment agreement, and may be granted additional options. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Moss participates in our retirement, welfare and other benefit programs and is entitled to a life insurance policy an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

         The employment agreement provides for an initial term of five years, which may be extended each year for an additional year so that the remaining term shall continue to be five years.

         If we terminate Mr. Moss' employment without cause or if Mr. Moss' employment is terminated due to a sale, merger or dissolution of our company or our bank, we will be obligated to continue his salary and bonus for the first twelve months thereafter plus one-half of his salary and bonus for the second twelve months thereafter. Furthermore, we must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the company must continue to provide his life insurance and medical benefits until he reaches the age of 65.

         In addition, the employment agreement provides that following termination of his employment and for a period of twelve months thereafter, Mr. Moss may not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Cherokee County, (ii) solicit any of our major customers for the purpose of providing financial services, or (iii) solicit our employees for employment.

Option Grants In Last Fiscal Year

         Pursuant to the FNB Bancshares, Inc. 1997 Stock Incentive Plan, as amended in 1998 by our board of directors and shareholders we may grant options for up to 152,450 shares to our officers, directors, and employees. There were no new grants of stock options made to employees during the fiscal year ended December 31, 2001.

Aggregated Option Exercise and Year-end Option Values

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                             -------------------------------------------   -------------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
V. Stephen Moss                    31,232                  1,000           $     9,370          $       300


(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($10.30) of the underlying common stock at December 31, 2001. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Director Compensation

         The company and the bank paid directors' fees of $200 for each monthly meeting in 2001 including a $300 fee for the chairman's attendance at each monthly meeting. In December 1999, the company also issued options for an aggregate of 4,619 shares to the outside directors. These options are exercisable at $10.00 per share and vest over five years.

                          Security Ownership of Certain
                        Beneficial Owners and Management

General

         The following table shows how much common stock in the company is owned by our directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 5, 2002.


                                                Number of Shares                               % of Beneficial
                 Name                             Owned (1)       Right to Acquire (2)         Ownership(3)
                 ----                              ---------       --------------------      ---------------
       Kimberly Barrs                                  --                    --                       --
       Richard Gardner                               25,000                 5,001                    4.83%
       Thomas W. Hale                                  --                   6,200                    1.00%
       Barry Hamrick                                 25,000                 5,333                    5.68%
       Haskell Mallory                               30,000                 5,876                    5.77%
       Bill Mason                                    20,200                 4,041                    3.91%
       V. Stephen Moss                                5,000                31,232                    5.60%
       Harold Pennington, Jr.                        29,000                 5,465                    5.54%
       Harold Pennington, Sr.                        32,000                 6,000                    6.11%
       Heyward Porter                                15,000                 3,000                    2.91%

       Executive  officers and directors as a       181,200                72,148                   36.80%
       group (10 persons)
--------------------------------------------
         * Less than 1%


(1)      Includes shares for which the named person:

         o has sole voting and investment power,
         o has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                Meetings and Committees of the Board of Directors

         During the year ended December 31, 2001, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Mr. Gardner, who attended 58% of the meetings.

         The company's board of directors has appointed a number of committees, including an audit committee and a personnel committee. The audit committee is composed of Mssrs. Mallory, Porter, and Pennington, Sr. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met five times in 2001.

         The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee has a written charter which was adopted on March 19, 2002, a copy of which is attached hereto as Appendix A. Although the audit committee has no written charter, it is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

                   Report of the Audit Committee of the Board

         The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members, Mssrs. Mallory, Porter, and Pennington, Sr.

Audit Fees

         The aggregate fees billed for professional services rendered by the independent auditors during the company's 2001 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-QSB totaled approximately $21,600.

Financial Information Systems Design and Implementation Fees

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees

         The aggregate fees billed for non-audit services rendered by the independent auditors during the company's 2001 fiscal year totaled approximately $4,150 for preparation of procedures pertaining to mortgage collateral verification and for assistance with preparation of the company's annual report.

Other Committees

         Our personnel committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 2001. The personnel committee is composed of the following four members: Barry Hamrick, Richard Gardner, Bill Mason, and V. Stephen Moss.

         We do not have a nominating committee or a committee serving a similar function.


                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


               Compliance With The Securities Exchange Act Of 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were filed in a timely fashion during 2001, with the exception of Mssr. Pennington, Sr. for whom a late Form 5 was filed; Mr. Pennington, Sr. serves as custodian for shares gifted to his grandchildren in 2001 and inadvertently were not reported during the year.


                              Independent Auditors

         We have selected the firm of Tourville, Simpson & Caskey to serve as our independent auditors for the year ending December 31, 2002. We do not expect a representative from this firm to attend the annual meeting.

        Shareholder Proposals for the 2002 Annual Meeting of Shareholders

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2003 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 25, 2002. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.


March 25, 2002

                              FNB Bancshares, Inc.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                            Adopted on March 19, 2002


Introduction
The Audit Committee of FNB Bancshares, Inc. Board of Directors is a standing committee appointed by the Board of Directors. The Board of Directors has oversight responsibilities related to any financial information provided by the Company to any governmental body or the public, as well as legal compliance by the Company and the Company's business ethics. The primary duties and responsibilities of the Audit Committee are:

o To serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
o To facilitate and maintain an open avenue of communication among the Board of Directors, the independent auditors, and financial and senior management; and
o To monitor the independence and performance of the Company's external auditors.

Composition
The Audit Committee will be comprised of at least three directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board would interfere with the exercise of his or judgment. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member shall have past employment in finance or accounting, a professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The members of the committee shall meet all applicable requirements of the Securities and Exchange Commission ("SEC") and the NASDAQ Stock Market ("NASDAQ") with respect to independence, experience and other matters.

Meetings
The committee shall meet at least annually or more frequently as circumstances dictate. The committee will meet at least annually with senior management and the independent auditors.

Financial Records
The committee shall have unrestricted access to all of the Company's management, books and records, and shall have the resources necessary to discharge its responsibilities as set forth herein including the authority to retain legal, accounting or other consultants. It is the responsibility of the Company's management to ensure that the Company's financial statements are complete, accurate & prepared in accordance with generally accepted accounting principles. The Company's management is also responsible for compliance with applicable laws, rules, regulations, and accounting and financial controls and standards.

Responsibilities and Duties
The Board of Directors and the Audit Committee have the authority and responsibility to select, evaluate and replace the independent auditor. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee is responsible (1) for ensuring the independent auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, (2) for discussing matters with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and
(3) for recommending that the full board take appropriate action to ensure the independence of the auditor.

To fulfill its responsibilities and duties, the committee will endeavor to , but not be required to :

o    Review and update this charter at least annually.
o Recommend to the Board of Directors the independent auditors to be nominated, considering independence and effectiveness, and approve the fees to be paid to the independent auditors.

o Review with management the Company's quarterly and annual financial statements prior to the filing of such financial statements with the SEC.
o Periodically review with management the area of greatest risk to the Company's operations and financial results, such as major pending litigation, tax issues, or significant financial exposures and the steps management has or intends to take to monitor and control such risks.
o    Review with the independent auditors:
       o   The plan and scope of their annual audit.
       o   The results of the annual audit.
       o   Any significant tax matters.
       o Any significant findings and recommendations with respect to the internal controls and other financial matters as a result of the audit.
       o Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.
       o Discuss with independent auditors such issues as may be brought to the Audit Committee's attention by the independent auditors pursuant to Statement of Accounting Standard No. 61.

o    Review the performance of the independent auditors.
o    Report all findings to the Board of Directors.
o Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditors of the matters required pursuant to SAS No. 61, and (3) with independent auditors concerning independent auditors independence, recommend to the Board of Directors the committee's annual recommendation that the Company's audited financial statements be included in the Company's annual 10-K filing with the SEC and that the committee's annual report be included in the Company's annual proxy Statement.
o Review compliance by officers and employees with the Company's policies regarding business ethics.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              FNB BANCSHARES, INC.
                          To be held on April 23, 2002


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints V. Stephen Moss and Kimberly Barrs, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of FNB Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 217 North Granard Street, Gaffney, South Carolina, at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" the proposal to elect the two identified Class I directors to serve on the board of directors each for three-year terms.

1. PROPOSAL to elect the two identified Class I directors to serve for three year terms.

         Barry L. Hamrick
         Harold D. Pennington, Jr.

  |_|  FOR all nominees                       |_|  WITHHOLD AUTHORITY
       listed (except as marked to                 to vote for all nominees
       the contrary)

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).


--------------------------------------------------------------------------------

                                        Dated:                           , 2002
                                              ---------------------------

-------------------------------         --------------------------------
Signature of Shareholder(s)             Signature of Shareholder(s)

-------------------------------         --------------------------------
Print name clearly                      Print name clearly



Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.